Exhibit 10.19

COMMERCIAL LEASE

between

8 Erie Drive, LLC

and

Allurion Technologies, Inc.

1. Reference Data, Exhibits

1.1 Reference Data: Each reference in this Commercial Lease (“Lease”) to any of the following subjects shall be construed to incorporate the data stated for that subject:

LANDLORD:	8 Erie Drive, LLC
(a Massachusetts limited liability company)

LANDLORD’S ADDRESS:	c/o Hamlen & Co., Inc.
54 Canal Street
Boston, MA 02114

TENANT:	Allurion Technologies, Inc.
(a Delaware corporation qualified to do business in Massachusetts)

TENANT’S ADDRESS:	11 Huron Drive
Natick, MA 01760

TENANT’S PERMITTED USE:	General office and light industrial use, as permitted by applicable zoning bylaws of the Town of Natick and subject to Tenant obtaining all necessary permits and approvals for its use of the Premises.

THE PROPERTY:	The land with building thereon known and numbered as: 8 Erie Drive, Natick, MA

THE BUILDING:	The building on the Property.

THE LOT:	The land of the Property.

TERM:	Commencing January 8, 2018 and ending February 28, 2023.

FIXED RENT: Fixed Rent per annum shall be equal to the amount computed by multiplying the annual rate per square foot set forth below by the Rentable Area of Tenant’s Space

Annual Rate Per Square Foot:
January 8, 2018 – March 7, 2018	-0-
March 8, 2018 – February 28,2019	$15.00 NNN

March 1, 2019 – February 29,2020	$15.60 NNN
March 1, 2020 – February 28,2021	$16.20 NNN
March 1, 2021 – February 28,2022	$16.80 NNN
March 1, 2022 – February 28,2023	$17.40 NNN

TENANT’S SPACE: The space in the Building marked “A” on Exhibit A-1, and more fully described in Exhibit B.

THE PREMISES: Tenant’s Space less Excluded Space, as specified in Exhibit B, together with the appurtenant rights and subject to the limitations set forth therein with respect to Common Space and Reservations of Landlord.

RENTABLE AREA OF TENANT’S SPACE: 10,200 square feet.

TOTAL RENTABLE AREA OF THE BUILDING: 20,400square feet.

INSURANCE AMOUNTS:

Bodily Injury and Property Damage $1,000,000 per occurrence with a $2,000,000 general, annual aggregate

Damage to the Premises: $1,000,000 per occurrence

1.2 Exhibits: The Exhibits attached to this Lease are incorporated as a part of this Lease. Each party agrees to perform all obligations stated therein to be performed by such party.

1.3 NET LEASE: Nature of Lease: Subject to the specific terms of this Lease as hereinafter set forth, Landlord and Tenant acknowledge that this is intended to be a so-called “net lease” such that, Landlord shall not be obligated, unless the provisions hereof expressly so require, to bear any expense necessary or appropriate in connection with the ownership, repair, operation or maintenance of the Property except only (i) any interest and amortization on mortgages encumbering the fee title at any time and (ii) any estate, inheritance, income or other personal taxes of Landlord. Tenant shall have no obligation to pay costs to keep the premises water tight or to pay for any structural element of the Building except to the extent provided in Section 6.2, Section 4.3 and Exhibit D hereof.

2. Lease, Term, Fixed Rent

2.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises.

2.2 Term: TO HAVE AND TO HOLD for a period beginning on the first day of the Term, and continuing for the Term, unless sooner terminated or extended as hereinafter provided.

So long as this lease is in full force and effect without default by Tenant beyond the applicable grace period, Tenant may, extend the Term for one (1) period of five (5) years (the “Extended Term”) by written notice to Landlord given no sooner than twelve (12) months and no later than nine (9) months prior to the end of the Term. All terms and provisions of this lease shall remain in effect throughout such Extended Term, except that (1) Tenant shall be entitled to no further extension of the Term; and (2) Fixed Rent shall be established as follows: an amount which shall be equal to the greater of (i) the Fixed Rent in effect immediately prior to commencement of such extension period or (ii) ninety-five percent (95%) of the fair market rent (“Fair Market Rent”) for the Property. Fair Market Rent for the Extended Term, including annual escalations, shall be determined as follows: Landlord shall, in the first instance, propose a Fair Market Rent not later than Fifteen (15) days after Tenant’s notice of its election to extend the Term. If Landlord and Tenant are unable to agree upon the Fair Market Rent within Fifteen (15) days after Landlord’s proposal, then the Fair Market Rent shall be determined by appraisal made as hereinafter provided, by two reputable, independent MAI Massachusetts Certified Real Estate Appraisers, each of whom shall have at least ten years of experience in the appraisal of rental rates of commercial properties. Tenant and Landlord shall each appoint one such appraiser. The cost and expense of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. Landlord and Tenant shall each appoint their respective appraisers not later than ten (10) days after the date on which Tenant rejects Landlord’s proposed Fair Market Rent. The appraisers shall determine the Fair Market Rent of the Leased Premises as of the commencement of the Extended Term to which the Fair Market Rent shall apply and shall simultaneously notify Landlord and Tenant of their determinations not later than twenty (20) days after the date of their engagement. If the appraisers cannot agree within the time indicated, then they shall appoint within15 days a third independent MAI Massachusetts Certified Real Estate Appraiser. If they cannot agree on a third independent MAI Massachusetts Certified Real Estate Appraiser, then either party may request the President of the Greater Boston Real Estate Board to appoint the third independent MAI Massachusetts Certified Real Estate Appraiser. The third appraiser shall within 30 days of being selected render an opinion as to the Fair Market Rent. The Appraisal of the two original appraisers which is nearest to the opinion of Fair Market Rent of the third appraiser shall be designated by the third appraiser. The Fair Market Rent for the Premises, determined in accordance with the provisions of this section, shall be binding and conclusive on Landlord and Tenant. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above, then the appraiser appointed by the other shall be the sole appraiser whose determination of Fair Market Rent shall be binding and conclusive upon Tenant and Landlord.

2.3 Rent: YIELDING AND PAYING for the Term, the Fixed Rent in equal monthly installments equal to 1/12 of the Fixed Rent for each full calendar month, and a proportionate part thereof for any part of a month, payable in advance on the first day of each month at the office of Landlord, together with Additional Rent as hereinafter specified. Payments shall be made to Landlord at Landlord’s address. All checks shall be made payable to Landlord or order.

3. Construction and Occupancy

3.1 Tenant Improvement Allowance; Landlord Work: Landlord agrees to provide Tenant with a Tenant Improvement Allowance and to do additional work as described on Exhibit C (the “Improvements”). In all other respects, Landlord shall have no duty whatsoever to prepare the Premises for occupancy by the Tenant and Tenant shall accept the Premises “as is” as of the first day of the Term. Landlord’s obligation to make Improvements shall be subject to receipt by Tenant of any and all necessary permits from the Town of Natick.

3.2 Acceptance of Premises: Occupancy of any portion of the Premises by Tenant shall be deemed to be acceptance of the Premises by Tenant. Tenant agrees to execute thereafter such written evidence of acceptance as Landlord may reasonably request.

3.3 Parking: Tenant shall be entitled to usage of common parking on the Premises as described on Exhibit B and subject to delineation of parking areas as described in Exhibit C.

3.4 Occupancy Conditions: Tenant acknowledges that completion of the Improvements may result in noise, vibration, dust, odors and other disturbances to normal occupancy, and such disturbances and conditions shall not be deemed to be an interference with Tenant’s quiet enjoyment of the Premises. Tenant shall use commercially reasonable efforts to minimize all such disturbances and conditions caused by Tenant’s construction activities.

3.5 Installation of Fixtures and Additions and Improvements by Tenant: Landlord agrees to permit Tenant, pursuant to plans and specifications approved by Landlord (which approval shall not be unreasonably withheld), to enter and make additions and improvements and install fixtures at such times and upon such conditions as Landlord may reasonably require in advance, providing that such entry and action shall not interfere with or delay the completion of the Improvements. All such work shall be at Tenant’s sole risk and liability, except for any damage or injury caused by Landlord’s negligence or willful misconduct.

3.6 Repairs, Fixtures and Improvements: All repairs, alterations, additions and restoration by Tenant or Landlord hereafter required or permitted shall be done in good and workmanlike manner, including satisfactory materials, and in compliance with all applicable laws and lawful ordinances, bylaws, regulations and orders of governmental authority, and requirements of the insurers of the Property and of any mortgagee. All improvements, alterations, and additions to the building and fixtures and equipment appurtenant to it made or installed at any time by either Landlord or Tenant shall be part of the Building, except that signs, machinery, and equipment which are installed by Tenant and used solely in the conduct of Tenant’s business, and any items which Landlord has agreed prior to installation by Tenant to be removable by Tenant, such as movable office partitions and special air conditioning, shall not become part of the Building. Each party doing any construction or other work agrees to pay for such work and discharge promptly any liens arising therefrom.

4. Additional Rent: Tax Expenses, Operating Expenses, Repairs.

4.1 Additional Rent: Tenant’s Additional Rent shall mean payments on account of real estate taxes and assessments, operating expenses allocated to the Premises, and repair costs, all of which Tenant hereby covenants to pay as hereinafter set forth.

4.2 Tax Expenses: On or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section, Tenant shall pay to Landlord, as additional rent, Landlord’s Tax Expenses Allocable to the Premises, prorated in the case of any fraction of a Tax Year falling within the Term.

Not later than ninety (90) days after Landlord’s Tax Expenses Allocable to the Premises are determinable for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by representative of Landlord. The statement shall show, for the year or fraction thereof, as the case may be, Real Estate Taxes on the Building and Lot, abatement receipts, Landlord’s Tax Expenses Allocable to the Premises, the calculation of the Tax Base, and the amount payable by Tenant. Credit shall be given Tenant for any amounts paid under the following paragraph.

In addition, commencing with the first day of the first month following the delivery to Tenant of each statement referred to above and on the first day of each month thereafter, Tenant shall pay to Landlord, on account toward Tenant’s share of tax expenses anticipated for the then current year, one-twelfth of the total annualized amount which Tenant was required to pay to Landlord with respect to the tax period as shown on the most recent statement of tax expenses delivered to Tenant.

Terms used herein are defined as follows:

(i) “Tax Year” means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

(ii) “Landlord’s Tax Expenses Allocable to the Premises” means the same proportion of Landlord’s Tax Expenses as Rentable Area of Tenant’s Space bears to 100% of the Total Rentable Area of the Building.

(iii) “Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate real estate taxes on the Property with respect to that Tax Year, reduced by abatement receipts with respect to that Tax Year.

(iv) “Real estate taxes” means all taxes and special assessments of every kind and nature assessed by any governmental authority on the Lot or the building or the Property which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Building, and the Property and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any party of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Lot, Building or Property were the only property of Landlord.

4.3 Operating Expenses: The “Operating Expenses for the Property” means the cost of operation of the Property, which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following: premiums for insurance, carried with respect to the Property (including without limitation insurance against loss of rent, additional rent, and other expenses paid or reimbursed by tenants of the Property in case of fire or casualty); compensation and all fringe benefits, workmen’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building or Lot but not above the level of property manager; steam, water, sewer, electric, gas, oil and telephone charges (excluding utility charges separately chargeable to tenants); reasonable fees of any management company not to exceed 5% of gross revenues for the Building; cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guaranties); costs of snow removal and care of landscaping; payments under service contracts with independent contractors; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and Lot and properly chargeable against income. Annual amortized depreciation for capital expenditures made by Landlord to reduce operating expenses shall be included if Landlord shall have reasonably determined that the annual reduction in operating expenses shall exceed depreciation thereof. Annual depreciation shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired. The useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item. Regardless of the actual percentage of occupancy of the Building, for the purpose of this Section the Operating Expenses for the Property will be extrapolated or proportionately reduced as though the Building were 100% occupied. Thus, “Operating Expenses Allocable to the Premises” means the same proportion of the Operating Expenses for the Property as Rentable Area of Tenant’s Space bears to 100% of the Total Rentable Area of the Building. Operating Expenses shall not include the costs and expenses described in Exhibit D.

Tenant shall pay to Landlord as additional rent Operating Expenses Allocable to the Premises, prorated in the case of any fraction of calendar year falling within the Term. Such payments shall be made at the times and in the manner hereinafter provided in this Section.

Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord. The statement shall show, for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses for the Property, and the Operating Expenses Allocable to the Premises. The statement shall also show for the preceding year or fraction thereof, as the case may be, the amount of operating expenses already paid by Tenant as additional rent and the amount of operating expenses remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement Tenant shall pay to Landlord, or Landlord shall pay to Tenant, as the case may be, the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section with respect to the preceding year or fraction thereof except that Landlord shall credit any amounts due from it to Tenant as above provided against any sums then due from Tenant to Landlord under this lease. In addition, commencing with the first day of the first month following the delivery to Tenant of each statement referred to above and on the first day of each month thereafter Tenant shall pay to Landlord, on account toward Tenant’s share of operating expenses anticipated for the then current year, one-twelfth of Landlord’s reasonable estimate of such share.

Tenant or its representative shall have the right to examine Landlord’s books and records with respect to the items included in the foregoing statements of Operating Expenses within 60 days following the furnishing by Landlord to Tenant of the statements. Tenant shall give Landlord at least 10 days’ prior notice of its desire to conduct the examination, which shall be performed during normal business hours at Landlord’s office in the Boston area where the books and records are customarily located. Tenant shall pay its own expenses about the examination, unless such examination reveals that Landlord has overstated Operating Expenses charged Tenant by more than ten percent (10%), in which event Landlord shall reimburse Tenant for all its reasonable costs and expenses related to such examination (which expenses shall not include any expenses for travel, lodging or meals). Landlord shall pay its own expenses about the examination, unless such examination reveals that Landlord has not overstated Operating Expenses charged Tenant by more than ten percent (10%), in which event Tenant shall reimburse Landlord for all its reasonable costs and expenses related to such examination (which expenses shall not include any expenses for travel, lodging or meals). Any dispute as to whether there has been an overcharge shall be resolved by expedited arbitration. If Tenant’s examination discloses any error in the statement, Landlord shall promptly pay to Tenant an amount sufficient to rectify the error. The statement of Operating Expenses shall be deemed accepted by Tenant if no audit is requested in the 60-day period provided for above.

4.4 Except as otherwise specifically provided herein, any sum, amount, item or charge designated or considered as Additional Rent in this lease shall be paid by Tenant to Landlord on the first day of the month following the date on which Landlord notified Tenant of the amount payable or on the tenth day after the giving of such notice, whichever shall be later. Any such notice shall specify in reasonable detail the basis of such Additional Rent. Fixed and Additional Rent shall be paid by Tenant to landlord without offset or deduction.

5. Insurance

5.1 Liability Insurance: During the Term, Tenant shall maintain with respect to the Premises, commercial general liability insurance (including Bodily Injury and Property Damage insurance) with limits equal to the amounts respectively stated therefor under Section 1 of this Lease.

5.2 Named Insured: All insurance carried by Tenant as hereinabove required shall include provisions designating Tenant as the named insured and Landlord and its mortgagee as additional insureds, and shall otherwise include terms and conditions reasonably acceptable to Landlord and such mortgagee. Each party, notwithstanding any provisions of this Lease to the contrary, waives any rights of recovery against the other for loss or injury against which the waiving party is protected by insurance, so long as the applicable policy is not thereby prejudiced and the other party pays any resulting excess premium, reserving, however, any rights with respect to any excess of loss or injury over the amount covered by the insurance. Tenant hereby agrees to indemnify and hold harmless Landlord and its mortgagee to the full extent of any deductible and to the extent of any additional amount not covered by insurance.

5.3. Landlord Insurance: Landlord maintains insurance as set forth on Schedule 5.3.

6. Additional Covenants of Tenant

Tenant agrees during the Term and such time as Tenant occupies any part of the Premises:

6.1 To pay when due the Fixed and Additional Rent, and all charges by public authority or utility for water, gas, oil, electricity (including without limitation gas, oil and electricity used to produce heat and air conditioning), telephone, sewer and other services rendered to the Premises and service inspections made therefor, whether called charge, tax assessment, fee or otherwise, and Landlord shall provide a separate meter so that said electricity and/or gas charges can be gauged by a separate meter and paid directly by Tenant to the public utility servicing the Premises.

6.2 To keep the interior of the Premises and Tenant’s parking area neat and clean and in the same order and repair as they are in on the commencement of the Term or may be put in during the Term, reasonable wear and tear and damage by fire and casualty only excepted. Except as otherwise indicated elsewhere in this Lease, Tenant’s obligation hereunder includes the making of all repairs as needed, including replacement of glass injured or broken, keeping exterior windows and doors clean, repairing any damage caused by tenant such that windows or doors are not watertight, and keeping all plumbing, lighting, sprinkler and other utility systems (including Building heating and air conditioning systems and equipment) exclusively servicing the Premises (wherever located) in good operating condition. Tenant shall be also be responsible for installation, maintenance and repairs of any non-standard HVAC system or improvements such as upgraded HVAC systems for the clean room.

6.3 Not to permit in the Premises any auction sale, or inflammable fluids or chemicals or nuisance, or the emission from the Premises of any objectionable noise or odor, or activity which is improper, offensive, or liable to invalidate or increase the insurance premiums or liable to make necessary any alteration or addition to the Property

6.4 Landlord shall provide signage at Tenant’s entry door at Landlord’s expense. Tenant shall be permitted to install at its expense one exterior sign, either monument or on the building facade, subject to reasonable approval by Landlord and as may be permitted by the Town of Natick.

6.5 Not to overload or deface the Premises nor permit any use contrary to law, or lawful ordinance, by-law, regulation or order of public authority, whether with respect to safety appliances or to alterations, repairs, or additions required as a condition for continuance of use, or otherwise; nor to obstruct in any manner the use of the Property by Landlord, other tenants, or their invitees.

6.6 Tenant will be responsible for all costs, if any, and compliance with the Americans With Disabilities Act to the extent applicable to the interior of the Premises and agrees to indemnify Landlord against any and all costs, expenses, and liabilities arising out of any failure to comply with such Act. Notwithstanding anything else in this Lease to the contrary, Landlord hereby acknowledges that, as it concerns the exterior of the Building, the exterior of Tenant’s Space, the exterior of the Premises, all of the common areas, the sidewalks, the Property, the Lot and the parking lot, Tenant shall not be responsible for complying with the requirements, if any, of the Americans with Disabilities Act and all other similar state, county, city, municipal and local laws, statutes, codes, rules, orders, regulations and ordinances.

6.7 To use the Premises only for the Tenant’s Uses, and for such other uses as are specifically permitted in writing by Landlord, and to procure any licenses and permits from time to time required therefor.

6.8 To assume control of the Premises, and to defend, indemnify and save Landlord harmless from any liability for injury, loss, claim, or damage to or of any person or property while on the Premises unless arising from any omission, fault, negligence or other misconduct of Landlord or its officers, employees or agents; and to defend, indemnify and save Landlord harmless from all injury, loss, claim or damage to or of any person or property anywhere occasioned by any omission, fault, negligence or other misconduct of Tenant; and to keep all Tenant’s employees and contractors on the Premises covered by Workers’ Compensation insurance (including the right to self insure in compliance with Workers’ Compensation requirements) as and to the extent required by law.

6.9 That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant, and of all persons claiming by, through or under Tenant, which during the continuance of this Lease or any occupancy of the Premises, may be on the Premises, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, or by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage, or liability to the extent prohibited by law.

6.10 To pay on demand Landlord’s expenses, including reasonable attorney’s fees, reasonably-incurred in enforcing any obligation of Tenant under this Lease after Tenant’s failure to perform any such obligation, which failure continues after all applicable notice and cure periods, or in curing any default by Tenant under this Lease after the expiration of all applicable notice and cure periods,, and to reimburse Landlord promptly on demand for all reasonable expenses (reasonably-incurred), including attorney’s fees, reasonably-incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

6.11 To permit Landlord and others designated by Landlord (including without limitation prospective purchasers, lenders and tenants) to examine the Premises at reasonable times, subject to Tenant’s reasonable security regulations and business convenience, and, during the year prior to expiration of the Term, to permit Landlord to keep affixed in suitable places without obstruction of Tenant’s signs or displays, and notices for letting. Tenant shall have the right to provide its own security systems for the access to the Premises and shall have access to the Premises 24 hours a day, seven days a week, but shall provide Landlord with all necessary passwords or other information necessary for Landlord to access the Premises.

6.12 At the expiration of the Term or earlier termination of this Lease, promptly and peaceably to yield up, broom clean and neat, the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Building, in good order, condition and repair, reasonable wear and tear and damage by casualty excepted, provided however that in the event of fire, casualty or taking, Tenant’s obligations in this regard shall be as provided in Section 8. Tenant agrees thereupon to remove Tenant’s signs, goods and effects, and machinery, fixtures and equipment used solely in the conduct of Tenant’s business (and at the request of Landlord, any alterations or additions not approved by landlord under this Section 6) and to repair any damage caused by the removal and to restore the Premises to their former condition. Such removal, repair and restoration shall be completed by the expiration of the Term, or within thirty (30) days of any earlier termination of this Lease.

6.13 Tenant covenants and agrees that the Tenant shall not cause or permit any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials, or radioactive or biologically active materials, (collectively, “Hazardous Materials”) to be used, generated, stored or disposed of on, under or about, or transported to or from, the Property (collectively, “Hazardous Materials Activities”) without first receiving Landlord’s written consent, which may be withheld for any reason and revoked at any time. If Landlord consents to any such Hazardous Materials or Hazardous Materials Activities, Tenant shall conduct them at Tenant’s expense and in strict compliance with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions to prevent any spill, discharge, release or exposure to persons or property. Landlord shall not be liable to Tenant for any loss, cost, expense, claims, damage or liability arising out of any Hazardous Materials Activities by Tenant, Tenant’s employees, agents, contractors, licensees, customers or invitees, (or by any other Tenant, Tenant’s employees, agents, contractors, licenses, customers or invitees) whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to Landlord, and hold Landlord harmless from and against any and all loss, costs, expenses, claims, damages or liabilities arising out of all Hazardous Materials Activities on the Property conducted by Tenant, whether or not consented to by Landlord, which obligation shall survive the termination of this Lease. For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as “hazardous substances”, ‘‘toxic substances”, or “hazardous wastes” in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Federal Hazardous Materials Transportation Act, as amended; the Federal Resource Conservation and Recovery Act, as amended (“RCRA”); those substances defined as “hazardous wastes” in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as “hazardous materials” or “oil” in Massachusetts General Laws Chapter 21E, as amended; and as such substances are defined in any regulations adopted and publication promulgated pursuant to any of said laws (collectively, “Regulations”). If Landlord consents to any Hazardous Materials Activities, prior to using, storing or maintaining any Hazardous Materials on or about the Property, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If Tenant’s activities violate or create a risk of violation of any Regulations or cause a spill, discharge, release or exposure to any persons or property, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill, discharge, release or exposure of Hazardous Materials or of any condition constituting an “imminent hazard” under any Regulations. Landlord, Landlord’s representatives and employees may enter the Premises at any reasonable time during the Term to inspect Tenant’s compliance herewith, and may disclose any spill, discharge, release, or exposure or any violation of any Regulations to any governmental agency with jurisdiction. Landlord hereby represents that it has included (and will include) the foregoing provisions of Section 6.13 in all leases at the Building.

In no event shall Tenant be responsible for any loss, cost, damage, claim or expense (including legal fees) incurred in connection with or arising out of or relating in any way to the presence of Hazardous Materials or oil as of the date hereof in or on the Property, the Building or the Lot. A report dated October 19, 2015 prepared by IES, Inc. on behalf of East Boston Savings Bank (“Report”) is the most recent environmental report received by Landlord with respect to the Property. The Report concluded that “Based on the contents of this report, the interpretation of the data above, and the interpretation of the remainder of the information detailed in this report, the subject site is considered to exhibit a release to the groundwater, which is below the applicable Reportable Concentrations (RCGW-1), and therefore DEP notification is not required at this time.”

7. Covenants of Landlord

7.1 Covenant of Quiet Enjoyment: Landlord agrees that Tenant, in paying the Fixed and Additional Rent and performing Tenant’s obligations under this Lease, shall peacefully and quietly have, hold and enjoy the Premises through the Term (or any extension thereof) or until this Lease is earlier terminated as herein provided. Landlord, may, however, enter the Premises for the purpose of making such repairs or renovations as Landlord may desire to make, or as may be necessary for the maintenance of the Building, or as may be required of Landlord under the terms of this Lease, provided that such entry shall not unreasonably interfere with the conduct of Tenant’s business.

7.2 Landlord’s Services and Additional Services: Landlord has provided separately metered utilities for the Premises, including HVAC, gas, electric, water and sewer. The Premises are served by three AC units rated for a total of 28.5 tons and heating units rated for a total of 573,000 BTU. Tenant shall be responsible for payment of all utilities services to the Premises.

7.3 Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes authorized in this Lease, or for repairing the Premises or any portion of the Building, however the necessity may occur.

Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

EXCEPT AS EXPRESSLY OTHERWISE PROVIDED IN CASE OF FIRE OR TAKING, TENANT SHALL NOT BE ENTITLED TO ANY ABATEMENT, REDUCTION OR TERMINATION OF RENT FOR ANY BREACH BY LANDLORD OF ANY COVENANT HEREUNDER OR FOR ANY OTHER REASON, NOR SHALL THE SAME GIVE RISE TO A CLAIM IN TENANT’S FAVOR THAT SUCH FAILURE CONSTITUTES ACTUAL OR CONSTRUCTIVE, TOTAL OR PARTIAL, EVICTION FROM THE PREMISES.

8. Casualty or Taking

8.1 In case during the Term all or any substantial part of the Premises or the Building or the Lot are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord’s election, which may be made notwithstanding Landlord’s entire interest may have been divested, by notice given to Tenant within sixty (60) days after the election to terminate arises, specifying the effective date of termination. The effective date of termination specified by Landlord shall be not less than fifteen (15) nor more than thirty (30) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage or taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupation and this Lease is not so terminated, Landlord shall use reasonable efforts (following the expiration of the sixty (60) day period in which Landlord may terminate this Lease) to put the Premises and the Building, or in case of taking what may remain thereof into proper condition for use and occupation (excluding in case of both casualty and taking any items installed or paid for by Tenant which Tenant may be required to remove pursuant to this Lease). Landlord shall not be required to expend sums in excess of the net proceeds received on account of such casualty or taking. A just proportion of the Fixed Rent and Additional Rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition. In case of a taking which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and Additional Rent shall be abated for the remainder of the Term. However, in any event, Tenant may terminate this Lease, without penalty, if the Premises are not restored to its original condition no later than one hundred eighty (180) days after the fire or other casualty.

8.2 Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and Building and Lot and the leasehold hereby created, or any one or more of them, accruing by reason eminent domain or by reason of anything lawfully done in pursuance of public or other authority, provided Tenant may obtain any award related thereto to the extent such award will not lessen Landlord’s award.. Tenant hereby releases and assigns to Landlord all Tenant’s rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request.

8.3 In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby but the rent shall abate proportionately, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations with respect to the surrender of the Premises and upon such payment shall be excused from such obligations.

8.4 Notwithstanding any provisions to the contrary contained in this Section or elsewhere in this Lease, (a) in the event that any of its property otherwise removable hereunder is taken, Tenant may, seek compensation therefor from the taking authority and (b) in the event that a portion of the Premises is taken and the remainder thereof, in the reasonable judgment of Tenant, is not suitable for the conduct of Tenant’s business operations, Tenant may terminate this Lease by notice given to Landlord within fifteen (15) days following such partial taking. Any termination by either party pursuant to this Section 8 shall be without prejudice to any rights accruing prior thereto.

9. Defaults of Tenant

9.1 Events of Default: This Lease is upon the further condition that if (a) Tenant shall default in the due and punctual payment of rent or any other sum payable hereunder and such default shall continue for five (5) days after written notice from Landlord; or (b) Tenant shall neglect or fail to perform or observe any of Tenant’s other covenants herein, and such neglect or failure shall continue for a period of thirty (30) days after written notice to Tenant (or Tenant shall not within said period have commenced to cure such neglect or failure and shall not thereafter prosecute such curing to completion with due diligence); or (c) the leasehold hereby created shall be taken on execution, or by other process of law, or (d) Tenant shall commence a voluntary case under the federal bankruptcy laws or shall admit in writing its insolvency or its inability to pay its debts as they become due, or shall make an assignment for the benefit of creditors, or shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial part of its property or shall generally not pay its debts as they become due; or (e) Tenant shall have an order or decree for relief in an involuntary case under the federal bankruptcy laws entered against it, or a petition seeking reorganization, readjustment, arrangement, composition, or other similar relief as to it under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought against it and shall be consented to by it or shall remain undismissed for thirty (30) days; or (f) a trustee, receiver, custodian or similar official or agent shall be appointed to take charge of all or any party of Tenant’s property then, and in any of said cases, Landlord lawfully may, immediately or at any time thereafter while such condition continues and without demand and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, give written notice to Tenant terminating the Lease. Upon such notice, this Lease shall terminate. Landlord may thereafter enter upon the Premises or any part thereof and expel Tenant and those claiming through or under it and remove its and their effects, forcibly if necessary, without being deemed guilty of any manner of trespass.

Tenant covenants that, in case of such termination, Tenant will pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by tenant for said residue.

Tenant further covenants, at the election of the Landlord and in lieu of the preceding obligation, after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this lease to pay and to perform in the same manner and to the same extent and at the same time as if this lease had not been terminated. In calculating the amounts to be paid by Tenant under the last covenant Tenant shall be credited with any amount paid to Landlord as compensation as in this paragraph provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting. It is agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant’s liability as aforesaid.

In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this section, Landlord may by written notice to Tenant, at any time after this lease is terminated under any of the provisions contained in this Section or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued under this Lease in the twelve (12) months ended next prior to such termination plus the amount of Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section up to the time of payment of such liquidated damages.

Nothing herein contained shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

For the purpose of this Section 9, the term “Tenant” shall also include any assignee, sublessee, transferee, and guarantor of Tenant under this Lease.

9.2 Landlord’s Right to Cure Tenant’s Default: If Tenant shall default in the performance or observance of any agreement, condition or other provision in this Lease contained on its part to be performed or observed, and shall not cure such default within thirty (30) days after notice in writing from Landlord specifying the default (or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Landlord may, at its option, without waiving any claims for breach of agreement, at any time thereafter cure such default for the account of Tenant and Tenant shall, on the next installment of rent due, reimburse Landlord for any amount paid, including reasonable attorney’s fees, and any expense or contractual liability so incurred. However, if it is necessary to protect the Property or Landlord’s interest therein or to prevent injury or damage to persons or property that certain action be taken within thirty (30) days, the notice shall so specify, and Landlord shall have the right to cure such default on behalf of Tenant if no action is initiated by Tenant prior to the time specified in the notice.

10. Default of Landlord, Mortgage Holder’s Rights

10.1 Default of Landlord: Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days or such additional time as is reasonably required to correct any such default after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. If it is necessary to prevent injury or damage to persons or property by action within thirty (30) days, the notice shall so specify, and Tenant shall have the right to cure such default on behalf of Landlord if no action is initiated by Landlord prior to the time specified in the notice. Tenant shall be entitled to recover from Landlord its reasonable costs of curing Landlord’s default, including reasonable attorney’s fees (reasonably-incurred), if any, but shall not be entitled to any set-off, deduction or other right to withhold rent.

10.2 Mortgage Holder’s Rights: After receiving written notice from a bank, trust company or insurance company that it holds a mortgage which includes the Premises as part of the mortgaged premises, Tenant shall, so long as such mortgage is outstanding, be required to give such holder the same notice and opportunity to correct any default on the part of Landlord as is required to be given to Landlord in the immediately preceding paragraph, but such notice may be given by Tenant to Landlord and such holder concurrently.

10.3 Status of Lease: Tenant shall, on ten (10) business days request by Landlord or any mortgagee, execute, acknowledge and deliver to Landlord, the mortgagee or a prospective purchaser, a statement in writing certifying to the extent true that this Lease is unmodified, or, if modified, terms of the modification and that as so modified, this Lease is in full force and effect; that Landlord and Tenant have fully complied with the terms and provisions thereof, and if there is a claim of non-compliance is claimed; that Tenant has not defenses, offsets or counterclaims against Tenant’s obligations under this Lease, and if there are, setting out the details thereof; and certifying the date to which rent and other charges have been paid. This certification shall be in such form as may reasonably be requested by Landlord or its mortgagee.

10.4 Lease Subordination: This Lease shall be subject and subordinate to any mortgage now or hereafter on the Lot or Building or the Property, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This provision shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, at the option of such mortgagee or successor, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord. Any mortgagee may subordinate its mortgage to this lease, without Tenant’s consent, by notice in writing to Tenant. Thereupon this lease shall be deemed to be prior in lien to such mortgage or deed of trust without regard to their respective dates of execution and delivery but to have been assigned by Landlord to such mortgagee. Within ten (10) days of execution and delivery of this Lease by the Tenant, Landlord will cause its mortgage lender (East Boston Savings Bank) to execute and deliver an SNDA in form reasonably acceptable to such lender

11. Miscellaneous Provisions

11.1 Recording of Lease: Tenant agrees not to record this Lease or any notice thereof. Upon request of either party, however, both parties shall execute and deliver as notice hereof an instrument in form appropriate for recording acknowledging the date the Term begins, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

11.2 Implied Acts: No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty to the other shall be construed as a consent or waiver of any other breach of the same or any other agreement or duty.

11.3 Approval: Whenever any approval or consent by Landlord or Tenant is expressly required by this Lease, the approval or consent shall not be unreasonably withheld, conditioned or delayed. Whenever any approval, consent or request is given pursuant to this Lease, it shall be in writing.

11.4 Payment and Notice: Communications, notices and payments, unless otherwise specified by fifteen (15) days’ prior notice, shall be addressed to the party’s address stated in Section 1 above. Any communication so addressed shall be deemed duly served, if in writing and mailed by registered or certified mail, return receipt requested. If Landlord by notice to Tenant at any time designates an agent to receive payments or notices, any payment or notice thereafter by Tenant shall be paid or given to the agent designated until notice is received by Tenant from Landlord of termination of the agency.

11.5 Binding Effect: The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Property shall be liable under this Lease except for breaches of Landlord’s obligations occurring while owner of the Property. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property and the proceeds thereof but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord or any of its affiliates shall be personally liable under this Lease and Tenant shall look solely to Landlord’s interest in the Property in pursuit of its remedies upon an event of default hereunder, and the general assets of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord and its affiliates shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of tenant; provided that the foregoing provisions of this sentence shall not constitute a waiver of any obligation evidenced by this Lease and provided further than the foregoing provisions of this sentence shall not limit the right of Tenant to name Landlord or any individual partner or trustee thereof as party defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any individual partner, trustee, stockholder, officer, employee or beneficiary of Landlord.

11.6 Arbitration: At the election of either party, any controversy or claim arising out of or relation to this Agreement or the breach thereof, shall be determined by arbitration in accordance with the Rules of the American Arbitration Association then applicable, in the City of Boston by a single arbitrator. The decision of the arbitrator shall be binding upon the parties hereto and judgment upon any award made by the arbitrator may be entered in any court having jurisdiction thereof. Nothing herein shall prevent either party at any time from seeking from a court of competent jurisdiction injunctive or other equitable relief or shall prevent Landlord from seeking a court order with respect to termination of the Lease or eviction of the Tenant.

11.7 Security Deposit: Landlord acknowledges receipt from Tenant of Thirty-Five Thousand Dollars ($35,000) (the “Security Deposit”) to be held by Landlord, as security, without interest, for and during the Term. The Security Deposit shall be promptly returned to Tenant at the expiration or earlier termination of this Lease, provided there is then no breach of the undertakings of Tenant. In no instance shall the amount of the Security Deposit be considered a measure of liquidated damages. All or any part of the Security Deposit may be applied by Landlord at its discretion in total or partial satisfaction of any default by Tenant remaining uncured after the expiration of all applicable notice and cure periods but such application shall not deprive Landlord of any other rights or remedies Landlord may have Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit may be turned over by Landlord to Landlord’s grantee or transferee. Upon any such delivery of the Security deposit, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. This provision shall also apply to subsequent grantees and transferees.

11.8 Late Payments: Any Rent due under this Lease that is not paid to Landlord within five (5) business days after receipt of notice from Landlord shall bear interest at the rate of twelve percent (12%) per annum from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any Rent due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after receipt of notice from Landlord, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in the amount of five percent (5%) of the delinquent installment of Rent. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor shall it prevent Landlord from exercising of its other rights and remedies. All amounts payable under this Section 11.8 shall be deemed to be Additional Rent.

11.9 Assignment, Subletting, Etc. Tenant shall not assign, sublet, underlet, mortgage, pledge, or encumber this Lease or the Premises in whole or in part (collectively referred to as “Transfer”) without first obtaining on each occasion the consent in writing of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by the Landlord. In considering whether or not to consent or withhold consent, it shall be reasonable for Landlord to consider, without limitation, such factors as: the nature of the business, the financial condition, reputation, history and management of any proposed assignee or sublessee, the rent proposed to be paid by sublessee and the availability for leasing of other space in the building. Tenant shall reimburse Landlord promptly for reasonable expenses, including legal expenses, incurred by Landlord in connection with any request for Landlord’s consent up to a maximum of $3,500. No such Transfer shall in any way impair the continuing primary liability of Tenant hereunder or the liability of any guarantor hereof, and no consent to any Transfer on a particular instance shall be deemed to be a waiver of the obligations to obtain Landlord’s approval in the case of any other assignment or subletting. Prior to the commencement of an extension period, in the event of a sublease or assignment of this Lease (except as described in the following sentence), any option to extend the lease granted pursuant to Section 2.2 hereof shall not be transferred to the assignee or sublessee, and this Lease shall be terminated at the time of the original Termination Date as described in Section 1.1 hereof. As used herein, the term “assign” or “assignment” shall be deemed to include, without limitation (a) any transfer of the Tenant’s interest in the Lease by operation of law, or the merger or consolidation of the Tenant with or into any other firm or corporation, if as a result of such merger or consolidation the voting securities of the Tenant outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent (50%) of the combined voting power of the Company and such surviving entity immediately after such merger or consolidation; or (b) the transfer or sale of a controlling interest in the Tenant whether by sale of its capital stock or otherwise.

11.10 Holding Over: Any holding over by the Tenant after the expiration of the term of this lease without the written consent of the Landlord shall be treated as a tenancy at sufferance at 150% of the Rent specified in Sections 1.1 and 2.3 herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, so far as applicable.

11.11 Governing Law: This agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts.

11.12 Entire Agreement: This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

11.13 Right of First Notice. Prior to listing for lease the portion of the Property not included in Tenant’s Space, Landlord shall first notify Tenant of Landlord’s intention to lease all or any property such portion of the Property (except with respect to an existing Tenant of the Property). Thirty (30) days after the date of such notice, Landlord shall be free to lease such portion of the Property or any part thereof to any party on any terms. This Right of First Notice shall expire and be of no force or effect if an event of default has occurred under Section 9.1 of this Lease, if this Lease has terminated for any reason, or if Tenant has failed to exercise its extension in a timely manner under Section 2.2 of this Lease.

11.14 Landlord and Tenant shall each be excused, for a reasonable period of time during which either or both is/are unable to timely perform any of its respective obligations under this Lease (other than the obligations of Tenant to pay Rent) , but only when such delay is directly caused by any civil commotion, riot, war, war-like operation, invasion, rebellion, hostilities, act of terrorism, military or usurped power, sabotage, act of God or by any natural disaster or by any other such cause, condition or force.

11.15 Time is of the essence in the performance of each party’s respective obligations under this Lease, and no notice of a party’s intention to require strict compliance, with the deadlines set forth in this Lease, shall be necessary.

11.16 This Lease may be executed in multiple counterparts, and each such counterpart shall be deemed to be an original, but all of which together shall constitute one and the same Lease. If Landlord and Tenant exchange executed counterparts of this Lease by facsimile, same shall nevertheless be fully binding upon each of them, when so executed, notwithstanding the fact that the delivery of same was accomplished by electronic or telephonic means.

11.17 Notwithstanding any provision of this Lease to the contrary, Landlord hereby acknowledges that it is solely responsible for the payment of brokerage fees of SVN Parsons Commercial Group Boston and JLL pursuant to separate agreements with such brokers.

IN WITNESS WHEREOF, this Lease has been executed by Landlord and Tenant, each with the legal and binding authority to do so, as of January 17, 2018.

LANDLORD: 8 ERIE DRIVE, LLC		TENANT: ALLURION TECHNOLOGIES, NC.

By:	/s/ Devens H. Hamleh	By:	/s/ Jonathan D. Wecker
	Devens H. Hamleh, as Manager and not as an individual		Jonathan D. Wecker, Chairman

		By:	/s/ Shantanu k. Gaur
Shantanu K. Gaur, CEO

Date:	January 18, 2018	Date:	January 17, 2018

EXHIBIT A

[PLAN OF PREMISES]

[See attached Exhibit A-1]

EXHIBIT B

Common Space:

Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) parking spaces in common with other tenants; and (b) common walkways and driveways necessary for access to the Building.

Excluded Space:

Excluded from Tenant’s space are all walls except the interior faces thereof and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common with other parts of the Building.

Reservations of Landlord:

Landlord reserves the right from time to time, so long as Landlord does not cause unreasonable interference with Tenant’s Permitted Use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better.

EXHIBIT C

[DESCRIPTION OF TENANT IMPROVEMENT ALLOWANCE AND

IMPROVEMENTS]

Tenant Improvement Allowance

Landlord shall provide a Tenant Improvement Allowance of $250,000 to be used to fund costs associated with Tenant’s build out of the Premises, including without limitation plumbing, electrical, and HVAC, but excluding any soft costs other than architectural fees and general contractor fees.

Up to $75,000 of the $250,000 can be spent on personal property items for use in the Premises, such as a modular clear room, and that may be removed from the Premises on termination of the Lease, subject to compliance with Section 6.12.

Prior to commencement of construction of Tenant Improvements, Tenant shall provide Landlord with plans and specifications for all such Improvements, together with a construction contract (with a general contractor reasonably acceptable to Landlord), a construction line item monthly budget and any necessary permits from the Town of Natick (the “Construction Documents”). No work on Improvements shall commence until Landlord has approved all the Construction Documents, such approval not to be unreasonably withheld, conditioned or delayed.

After commencement of construction of Tenant Improvements, Tenant shall submit to Landlord monthly a requisition for reimbursement of costs incurred for work put in place (less any retainage of not more than 5% of the requisition) during the preceding month with detailed information as to vendor, amount and work performed. Tenant shall also provide lien waivers from all contractors, sub-contractors and vendors. Landlord may require an inspection report by its designated agent to certify that work has been performed in compliance with the Construction Documents. Landlord may also require a title update (at Tenant’s expense) to confirm the absence of any liens relating to work performed by or on behalf of Tenant.

Landlord shall pay each monthly requisition (less any retainage) within ten (10) business days of receipt and acceptance of all the foregoing in form and substance reasonably satisfactory to Landlord. If any item exceeds the budgeted amount for that item for that month, then Landlord may require Tenant to pay the excess amount prior to Landlord making any payment on the requisition.

Other Improvements

Landlord shall demark a new space for outdoor trash receptacles and shall mark the area of the existing parking lot at the southeast corner of the building as a no parking/no standing zone to provide unfettered access to the back of the parking lot.

Landlord has a plan in place to enhance exterior landscaping which shall commence upon completion of Tenant’s build out and parking lot improvements described below. Landlord and Tenant will each contribute $2,500 to these landscaping improvements to be performed by Landlord.

Landlord shall request the Town of Natick to permit an additional exit driveway be added to provide access to Huron Drive. If approved by the Town of Natick, Tenant will have the option to construct a driveway at its own expense pursuant to a plan approved by Landlord.

Landlord shall re-stripe and clean up parking lot areas and, subject to approval by the existing Tenant at the Property, shall provide numbered parking spaces with a designation of spaces available to each tenant or otherwise delineate separate parking areas for each tenant. Parking work will commence on completion by Tenant of the additional driveway, unless the Town of Natick refuses to permit the additional driveway or Tenant waives its right to build the additional driveway, in which case parking work will commence on completion of Tenant’s build-out, targeted for Spring 2018.

Landlord will contribute one-half of the cost to upgrade bathrooms to ADA compliance up to an amount not to exceed Two Thousand Five Hundred Dollars ($2,500).

EXHIBIT D

Operating Expense Exclusions

Notwithstanding anything to the contrary set forth in this Lease, Operating Expenses shall not include the following:

1.	bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the Building or the Lot;

2.	costs in excess of $3,000 for any item shall be considered capital improvements and not included in Operating Expenses;

3.	costs incurred by Landlord to the extent that Landlord is reimbursed by insurance proceeds or is otherwise reimbursed;

4.	advertising and promotional expenditures, and costs of acquisition and maintenance of signs in or on the Building identifying the owner of the Building or other tenants;

5.

marketing costs, including leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

6.

costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants’ or other occupants’ improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

7.	amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the reasonable costs of such goods and/or services;

8.	Landlord’s general corporate overhead and general and administrative expenses;

9.	costs incurred in connection with upgrading the Building to comply with laws, rules, regulations and codes in effect prior to the Commencement Date; and

10.

costs arising from the negligence or willful misconduct of Landlord or other tenants or occupants of the Building or their respective agents, employees, licensees, vendors, contractors or providers of materials or services.

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